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                                                             EXHIBIT 99(A)(VII)

                           MATEWAN BANCSHARES, INC.

               OFFER TO PURCHASE FOR CASH 114,500 SHARES OF ITS
                 CONVERTIBLE PREFERRED STOCK, SERIES A, 7.5%,
  AT A PURCHASE PRICE NOT IN EXCESS OF $26.50 NOR LESS THAN $24.00 PER SHARE

To Our Clients:

  Enclosed for your consideration are the Offer to Purchase, dated April 30, 1997, and the related Letter of Transmittal (which together constitute the "Offer"), in connection with the Offer by Matewan BancShares, Inc., a Delaware corporation (the "Company"), to purchase for cash up to 114,500 Shares of its Convertible Preferred Stock, Series A, 7.5%, $1.00 par value (the "Shares"), at a price not in excess of $26.50 nor less than $24.00 per Share, and on the terms and subject to the conditions of the Offer.

  The Company will determine a single per Share price (not in excess of $26.50 nor less than $24.00 per Share) that it will pay for the Shares properly tendered pursuant to the Officer (the "Purchase Price") taking into account the number of Shares so tendered and the prices specified by tendering shareholders. The Company will select the Purchase Price that will allow it to buy up to 114,500 Shares (or such lesser number of Shares as are properly tendered at prices not in excess of $26.50 nor less than $24.00 per Share) pursuant to the Offer. All Shares properly tendered at prices at or below the Purchase Price and not withdrawn will be purchased at the Purchase Price, net to the seller in cash, upon the terms and subject to the conditions of the Offer, including the proration terms thereof. The Company will return all other Shares, including Shares tendered at prices greater than the Purchase Price and Shares not purchased because of proration or conditional tenders. See Section 1 of the Offer to Purchase.

  We are the owner of record of Shares held for your account. As such, we are the only ones who can tender your Shares, and then only pursuant to your instructions. We are sending you the Letter of Transmittal for your information only; you cannot use it to tender Shares we hold for your account.

  Please instruct us as to whether you wish us to tender any or all of the Shares we hold for your account on the terms and subject to the conditions of the Offer.

  We call your attention to the following:

1. You may tender Shares at prices (in multiples of $.25) not in excess of $26.50 nor less than $24.00 per Share, as indicated in the attached instruction form.

2. The Offer is conditioned upon a minimum of 100,000 shares being properly tendered and not withdrawn; however, the company reserves the right but will not be obligated to purchase a lesser number of shares if the minimum number of shares are not properly tendered.

3. The Offer, proration period and withdrawal rights will expire at 5:00 p.m., New York City time, on May 30, 1997, unless the Company extends the Offer.

4. The Offer is for up to 114,500 Shares, constituting approximately 14.3% of the Shares outstanding as of April 29, 1997.

5. Tendering shareholders will not be obligated to pay any brokerage commissions, solicitation fees or, subject to Instruction 7 of the Letter of Transmittal, stock transfer taxes on the Company's purchase of Shares pursuant to the Offer.
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6. If you owned beneficially, as of the close of business on April 29, 1997, an aggregate of fewer than 100 Shares and you instruct us to tender on your behalf all such Shares at or below the Purchase Price before the expiration of the Offer and check the box captioned "Odd Lots" in the attached instruction form, the Company will accept all such Shares for purchase before proration, if any, of the purchase of other Shares tendered at or below the Purchase Price.

7. If you are the beneficial owner of Shares that you do not want to be subject to proration, if any, if purchased pursuant to the Offer, you may direct us to tender such Shares on your behalf subject to the condition that at least a designated minimum or none of such Shares be purchased, by completing the box captioned "Conditional Tenders." It is the beneficial owner's responsibility to determine the minimum number of Shares to be tendered. BENEFICIAL OWNERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE EFFECTS OF PRORATION OF THE OFFER AND THE ADVISABILITY OF DIRECTING US TO MAKE A CONDITIONAL OFFER.

8. Please instruct us clearly if you wish to tender some Shares at one price and other Shares at another price. We must submit separate Letters of Transmittal on your behalf for each price you will accept.

  If you wish to have us tender any and all of your Shares, please so instruct us by completing, executing and returning to us the attached instruction form. An envelope to return your instructions to us is enclosed. If you authorize us to tender your Shares, we will tender all such Shares unless you specify otherwise on the attached instruction form.

  YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF ON OR BEFORE THE EXPIRATION OF THE OFFER. THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON FRIDAY, MAY 30, 1997, UNLESS THE COMPANY EXTENDS THE OFFER.

  As described in Section 1 of the Offer to Purchase, if by the Expiration Date a greater number of Shares are properly tendered at or below the Purchase Price than the Company will accept for purchase, the Company will accept Shares for purchase at the Purchase Price in the following order of priority:

  (a) first, all Shares properly tendered at or below the Purchase Price by the Expiration Date by any shareholder who owned beneficially, as of the close of business on April 29, 1997, an aggregate of fewer than 100 Shares and who:

    (1) tenders all Shares beneficially owned by such shareholder at or below the Purchase Price (partial tenders will not qualify for this preference); and

    (2) completes the box captioned "Odd Lots" on the Letter of Transmittal and, if applicable, the Notice of Guaranteed Delivery;

  (b) second, after purchase of all of the above Shares, all other Shares properly and unconditionally tendered at or below the Purchase Price by the Expiration Date on a pro rata basis (with adjustments to avoid purchases of fractional Shares); and

  (c) third, after purchase of all of the above Shares, Shares conditionally tendered at or below the Purchase Price by the Expiration Date selected by lot as is more fully described in the Offer to Purchase.

  THE COMPANY IS NOT MAKING THE OFFER TO, NOR WILL ACCEPT TENDERS FROM OR ON BEHALF OF, OWNERS OF SHARES IN ANY JURISDICTION IN WHICH THE OFFER OR ITS ACCEPTANCE WOULD VIOLATE THE SECURITIES, BLUE SKY OR OTHER LAWS OF SUCH JURISDICTION. IN ANY JURISDICTION THE SECURITIES OR BLUE SKY LAWS OF WHICH REQUIRE THE OFFER TO BE MADE BY A LICENSED BROKER OR DEALER, THE OFFER IS BEING MADE ON THE COMPANY'S BEHALF BY THE DEALER MANAGER OR ANOTHER REGISTERED BROKER OR DEALER LICENSED UNDER THE LAWS OF SUCH JURISDICTION.

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                                 INSTRUCTIONS
                  WITH RESPECT TO OFFER TO PURCHASE FOR CASH
                               114,500 SHARES OF
                  CONVERTIBLE PREFERRED STOCK, SERIES A, 7.5%
                                      OF
                           MATEWAN BANCSHARES, INC.
                     AT A PURCHASE PRICE NOT IN EXCESS OF
                     $26.50 NOR LESS THAN $24.00 PER SHARE

  The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated April 30, 1997, and the related Letter of Transmittal (which together constitute the "Offer"), in connection with the offer by Matewan BancShares, Inc., a Delaware corporation (the "Company"), to purchase for cash 114,500 Shares of its Convertible Preferred Stock, Series A, 7.5%, $1.00 par value, (the "Shares"), at a price not in excess of $26.50 nor less than $24.00 per Share, on the terms and subject to the conditions of the Offer.

  The Company will determine a single per Share price (not in excess of $26.50 nor less than $24.00 per Share) that it will pay for the Shares properly tendered pursuant to the Offer (the "Purchase Price"), taking into account the number of Shares so tendered and the prices specified by tendering shareholders. The Company will select the Purchase Price which will allow it to buy 114,500 Shares (or such lesser number of Shares as are properly tendered at prices not in excess of $26.50 nor less than $24.00 per Share) pursuant to the Offer.

  The undersigned hereby instruct(s) you to tender to the Company the number of Shares indicated below or, if no number is indicated, all Shares for the account of the undersigned, at the price per Share indicated below, and subject to the condition, if any, indicated in the box marked "Conditional Tender," below, upon the terms of the Offer. The Company will return Shares tendered at prices greater than the Purchase Price, Shares not purchased because of proration and Shares not purchased because they were conditionally tendered.

Aggregate number of Shares to be tendered by you for us:*

                              ____________ Shares


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* Unless otherwise indicated, it will be assumed that all of the Shares held for the account of the undersigned are to be tendered.

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                        PRICE (IN DOLLARS) PER SHARE AT
                        WHICH SHARES ARE BEING TENDERED

                               CHECK ONLY ONE BOX

                         [_] $24.00        [_] $25.50
                         [_] $24.25        [_] $25.75
                         [_] $24.50        [_] $26.00
                         [_] $24.75        [_] $26.25
                         [_] $25.00        [_] $26.50
                         [_] $25.25



       CONDITIONAL TENDER                                ODD LOTS


 UNLESS THIS BOX HAS BEEN COM-                [_] By checking this box, the
 PLETED AND A MINIMUM SPECI-                  undersigned represents that
 FIED, THE TENDER WILL BE                     the undersigned owned
 DEEMED UNCONDITIONAL (SEE SEC-               beneficially as of the close
 TIONS 1 AND 2 OF THE OFFER TO                of business on April 29, 1997,
 PURCHASE).                                   an aggregate of fewer than 100
                                              Shares and is instructing the
                                              holder to tender all such
                                              shares.

 Minimum number of Shares that
 must be purchased if any are
 purchased:

______ Shares



                               SIGNATURE BOX

 Signature(s) _______________________________________________________________

 Dated ______________________________________________________________________

 Name(s) and Address(es) (Please Print) _____________________________________

 Area Code and Telephone Number _____________________________________________

 Taxpayer Identification or Social Security Number __________________________



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